Exhibit 10.1
FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
OF DAVID W. MORGAN
     THIS FIRST AMENDMENT is by and between Ecology Coatings, Inc., a Nevada corporation (the “Company”), and David W. Morgan (the “Executive”) and is entered to be effective as of the 22nd day of October, 2007 (the “Amendment Date”).
     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of May 23, 2007 (the “Agreement”) and desire in accordance with Section 10.1 of the Agreement to make certain amendments thereto;
     Now, therefore, it is hereby agreed as follows:
1.	Paragraph 2.2.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
“2.2.1 Base Salary. The Executive shall receive an annual base salary of Two Hundred Ten thousand and 00/100 dollars from October 15th, 2007 through May 23, 2009. Thereafter, the Board or the Compensation Committee of the Board (the “Committee”) may review the Executive’s salary and total cash compensation within one hundred twenty (120) days of the end of each of the Company’s fiscal years during the Employment Period to determine what, if any, increases shall be made thereto. The base salary payable to the Executive in any given year is hereafter referred to as the “Annual Base Salary.” Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any increase and the term “Annual Base Salary,” as used in this Agreement, shall refer to the Annual Base Salary as increased. The Annual Base Salary shall in all instances be payable in twenty-four (24) equal bi-monthly installments.”
2.	Scope of Amendment. All of the terms and conditions of the Agreement shall be in full force and effect unless amended and changed by this First Amendment. This First Amendment shall supersede and replace the terms of the Employment Agreement to the extent contemplated and so amended hereby.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.
The Company:
Ecology Coatings, a Nevada corporation

Richard D. Stromback
Chief Executive Officer

The Executive:
David W. Morgan

David W. Morgan

7